                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant    [ X ]

Filed by a Party other than the Registrant   [  ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement         [  ] Confidential, For use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2)
[ X ]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             COMPUCOM SYSTEMS, INC.
                (Name of Registrant as Specified In Its Charter)


        (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

[ X ]    No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid

[   ] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

                                [GRAPHIC OMITTED]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD WEDNESDAY, MAY 14, 1997


TO THE STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CompuCom Systems, Inc. (the "Company") will be held at Corporate Headquarters, 7171 Forest Lane, Dallas, TX 75230 on Wednesday, May 14, 1997 at 2:00 p.m., local time, for the following purposes:

         1.       To elect ten directors;

         2. To consider and vote on a proposal to amend the 1993 Stock Option Plan to increase the number of shares of common stock authorized for issuance thereunder; and

         3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has established the close of business on March 31, 1997 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the meeting or any adjournments thereof. You are cordially invited to attend the meeting. However, whether or not you expect to attend the meeting in person, you are urged to mark, sign, date, and mail the enclosed form of Proxy promptly so that your shares may be represented and voted in accordance with your wishes and in order that the presence of a quorum may be assured at the meeting. No postage is required if mailed in the United States. You may revoke your Proxy at any time prior to the effective exercise thereof as set forth in the Proxy Statement.

                                       By order of the Board of Directors,


                                       JAMES A. OUNSWORTH
                                       Secretary



10100 North Central Expressway
Dallas, TX 75231
April 9, 1997

                             COMPUCOM SYSTEMS, INC.
                         10100 North Central Expressway
                                Dallas, TX 75231

                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors (the "Board") of CompuCom Systems, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on May 14, 1997 (such meeting and any adjournment or adjournments thereof referred to as the "Annual Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement. The Company intends to mail this Proxy Statement and related form of Proxy to stockholders on or about April 9, 1997.


VOTING SECURITIES

         Only the holders of shares of common stock, par value $.01 per share (the "Common Stock"), and Series B Cumulative Convertible Preferred Stock, par value $.01 per share (the "Series B Stock"), of the Company of record at the close of business on March 31, 1997 (the "Record Date") (cumulatively, the "Shares") are entitled to receive notice of, and to vote at, the Annual Meeting. On that date, there were 45,502,013 shares of Common Stock and 1,500,000 shares of Series B Stock outstanding and entitled to be voted at the Annual Meeting. It is the intention of the persons named in the Proxy to vote as instructed by the stockholders or, if no instructions are given, to vote as recommended by the Board. Each stockholder has one vote per Share on all business of the Annual Meeting, except that in the election of directors each share of Series B Stock has the right to cast five votes for each share of Common Stock into which such Series B Stock could then be converted. Each share of Series B Stock is convertible into 1.477104 shares of Common Stock.

         The ten nominees receiving the highest number of affirmative votes of the Shares present or represented and entitled to be voted shall be elected as directors. Approval of the proposal to amend the 1993 Stock Option Plan requires a majority of the votes cast at a meeting at which a quorum representing a majority of all outstanding voting stock of the Company is present, either in person or by proxy, and voting on such proposed amendment. A majority of outstanding Shares will constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld from any director, abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders. Broker non-votes are not counted for purposes of determining whether a proposal has been approved.


REVOCABILITY OF PROXY

         Execution of the enclosed Proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person. A stockholder, in exercising his right to vote in person at the Annual Meeting, effectively revokes all previously executed Proxies. In addition, the Proxy is revocable at any time prior to the effective exercise thereof by filing notice of revocation with the Secretary of the Company or by filing a duly executed Proxy bearing a later date.
                                       1

PERSONS MAKING THE SOLICITATION

         The solicitation of this Proxy is made by the Company. The cost of soliciting Proxies on behalf of the Board of Directors, including the actual expenses incurred by brokerage houses, nominees and fiduciaries in forwarding Proxy materials to beneficial owners, will be borne by the Company. In addition to solicitation by mail, certain officers and other employees of the Company may solicit Proxies on behalf of the Board of Directors in person or by telephone.

STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

         Stockholders intending to present proposals at the next Annual Meeting of Stockholders to be held in 1998 must notify the Company of the proposal no later than December 10, 1997.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of the Record Date, the Company's Common Stock beneficially owned by each person known to the Company to be the beneficial owner of 5% or more of the outstanding Common Stock, and the number of shares of Common Stock owned beneficially by each director and nominee for director, by each named executive officer, and by all executive officers and directors as a group. In addition to the information regarding the Company's Common Stock listed below, on the Record Date, there were 1,500,000 shares of Series B Stock issued and outstanding. All of such Series B Stock is owned of record by Safeguard Scientifics (Delaware), Inc. ("Safeguard Delaware"), a wholly owned subsidiary of Safeguard Scientifics, Inc. ("Safeguard"), and consequently is beneficially owned by Safeguard.

                                                                           Number of  Shares           Percent of
                                                                                Owned (1)                 Class
                                                                          --------------------          --------
Safeguard Scientifics, Inc.
   800 The Safeguard Building
   435 Devon Park Drive
   Wayne, PA  19087(2)..........................................              25,442,393                  53.3%
Charles A. Root(3)..............................................                  50,000                   *
Edward R. Anderson(4)...........................................                 815,000                   1.8%
Daniel F. Brown(5)..............................................                 675,330                   1.5%
Donald R. Caldwell(6)...........................................                   2,750                   *
James W. Dixon(4)...............................................                 111,849                   *
Michael J. Emmi(4)..............................................                   8,000                   *
Richard F. Ford(4)..............................................                  20,500                   *
Delbert W. Johnson(4)...........................................                   2,500                   *
John D. Loewenberg(4)...........................................                   6,250                   *
Ira M. Lubert(4)................................................                 194,445                   *
Warren V. Musser(7).............................................                 409,147                   *
Edward N. Patrone(4) ...........................................                  10,500                   *
Robert J. Boutin................................................                     102                   *
Executive officers and directors as a group
  (13 persons)(8)...............................................               2,306,373                   4.9%

---------
*        Less than 1%.

(1) Except as otherwise disclosed, the nature of beneficial ownership is the sole power to vote and to dispose of the shares shown (except for shares held jointly with spouse).

(2) Safeguard Delaware, a wholly owned subsidiary of Safeguard, is the record owner of 21,893,403 shares of Common Stock and 1,500,000 shares of Series B Stock, which are presently convertible into 2,215,657 shares of Common Stock. CompuShop Incorporated, a wholly owned subsidiary of Safeguard Delaware, is the record owner of 1,333,333 shares of Common Stock. Consequently, such shares are beneficially owned by Safeguard, which is the parent of the Company by virtue of its share ownership on the Record Date. All of the shares beneficially owned by Safeguard have been pledged by Safeguard as collateral under its bank line of credit.

(3)      Represents shares held by Mr. Root's spouse.

(4) Includes for Messrs. Anderson, Dixon, Emmi, Ford, Johnson, Loewenberg and Patrone 465,000 shares, 91,680 shares, 8,000 shares, 500 shares, 2,500 shares, 6,250 shares, and 10,500 shares, respectively, that may be acquired pursuant to stock options that are currently exercisable or that will become exercisable within 60 days of the Record Date.

(5) Includes 660,000 shares that may be acquired pursuant to stock options that are currently exercisable or that will become exercisable within 60 days of the Record Date, and 306 shares held by Mr. Brown's daughter. Mr. Brown disclaims beneficial ownership of the shares owned by his daughter.

(6) Includes 100 shares held by Mr. Caldwell's spouse, 1,500 shares held in a trust for the benefit of his spouse and 1,150 shares held in custodial accounts for Mr. Caldwell's children.

(7) Includes 25,564 shares held by a charitable foundation of which Mr. Musser is an officer and director. Excludes 25,442,393 shares beneficially owned by Safeguard, for which Mr. Musser serves as Chairman of the Board and Chief Executive Officer. Mr. Musser disclaims beneficial ownership of the shares beneficially owned by the charitable foundation and by Safeguard.

(8) Includes 1,244,430 shares that may be acquired upon exercise of stock options that are currently exercisable or that will become exercisable within 60 days of the Record Date.

         As of the Record Date, Messrs. Musser and Root each beneficially owned approximately 9.9% and 1.2%, respectively, of the outstanding common stock of Safeguard. All officers and directors of the Company as a group, other than Messrs. Musser and Root, owned less than 1% of Safeguard's outstanding common stock. As of the Record Date, ClientLink, Inc. was a majority owned subsidiary of the Company. Executive officers and directors of the Company beneficially owned as of such date the following shares of ClientLink, Inc. common stock: Mr. Anderson, 27,000 shares, (9,000 of which may be acquired pursuant to currently exercisable stock options), .8%; Mr. Dixon, 154,000 shares, 4.4%; Mr. Brown, 18,000 shares, .5%; Mr. Boutin, 33,000 shares (15,000 of which may be acquired pursuant to currently exercisable stock options), .9%; and officers and directors as a group, 246,000 shares (24,000 of which may be acquired pursuant to currently exercisable stock options), 6.6%.

                            I. ELECTION OF DIRECTORS

         It is intended that the persons named as proxies for the Annual Meeting will vote in favor of the election of the following ten nominees as directors of the Company to hold office until the Annual Meeting of Stockholders in 1998 and until their successors are elected and have qualified. All of the nominees, with the exception of Donald R. Caldwell, are presently serving as directors of the Company. Each of the nominees has consented to serve if elected. However, if any of the nominees should become unavailable prior to the election, the holder of the Proxies may vote the Proxies for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors to be elected.

         THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE SLATE OF NOMINEES SET FORTH IN THIS PROPOSAL. PROXIES RECEIVED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS. THE TEN NOMINEES RECEIVING THE HIGHEST NUMBER OF AFFIRMATIVE VOTES OF THE SHARES PRESENT OR REPRESENTED AND ENTITLED TO BE VOTED SHALL BE ELECTED AS DIRECTORS.

                                                                                       Has Been
                             Principal Occupation and Business                        A Director
     Name                    Experience During Last Five Years                          Since              Age
     ----                    ---------------------------------                          -----              ---

Charles A. Root              Executive Vice President, Safeguard
                             Scientifics, Inc., a strategic information
                             systems company, and Chairman of the
                             Board of the Company(3)(4)..........................       1986                64
Edward R. Anderson           President and Chief Executive Officer of
                             the Company(5)......................................       1993                50
Daniel F. Brown              Executive Vice President, Sales of the
                             Company.............................................       1990                51
Donald R. Caldwell           President and Chief Operating Officer
                             of Safeguard Scientifics, Inc.,(6)..................                           50
Michael J. Emmi              Chairman of the Board, President and
                             Chief Executive Officer, Systems &
                             Computer Technology Corporation, a
                             provider of computer software and
                             services(1)(7)......................................       1994                55
Richard F. Ford              Managing General Partner, GM
                             Management Company Limited
                             Partnership and Gateway Associates III,
                             L.P., venture capital management
                             companies(2)(3)(8)..................................       1991                60
Delbert W. Johnson           Chairman and Chief Executive Officer,
                             Pioneer Metal Finishing, a specialty metal
                             finishing division of Safeguard Scientifics,
                             Inc.(1)(9)..........................................       1995                58
John D. Loewenberg           Managing Partner, JDL Enterprises, a
                             consulting firm(1)(10)..............................       1995                56
Warren V. Musser             Chairman of the Board and Chief
                             Executive Officer, Safeguard Scientifics,
                             Inc.(2)(3)(11)......................................       1984                70
Edward N. Patrone            Business Consultant(1)(12)..........................       1991                62

----------
(1)      Member of the Audit Committee.

(2)      Member of the Compensation Committee.

(3)      Member of the Executive Committee.

(4) Mr. Root served as Vice Chairman of the Board from June 1988 until March 1991. Mr. Root is Chairman of the Board of Coherent Communications Systems Corporation and Tangram Enterprise Solutions, Inc. and a director of USDATA Corporation.

(5) Mr. Anderson served as Chief Operating Officer from August 1993 through December 1993 and has served as President and Chief Executive Officer of the Company since January 1994. Prior to joining the Company, Mr. Anderson served from May 1988 to July 1993 as President and Chief Operating Officer of Computerland Corporation (now known as Vanstar), a computer reseller. Mr. Anderson is a director of M/A/R/C and Diamond Technology Partners Incorporated.

(6) Mr. Caldwell served as Executive Vice President of Safeguard from November 1993 until February 1996, when he was promoted to President and Chief Operating Officer. From 1991 through 1993, Mr. Caldwell was President of Valley Forge Capital Group, Ltd., a business mergers and acquisition advisory firm that he founded. Mr. Caldwell is a director of Safeguard Scientifics, Inc., Integrated Systems Consulting Group, Inc. and Diamond Technology Partners Incorporated and is a nominee for election as a director of Quaker Chemical Company of Philadelphia. Mr. Caldwell also serves on a variety of civic and charitable boards, including The Philadelphia Orchestra and The Pennsylvania Academy of Fine Arts, of which he is Chairman.

(7) Mr. Emmi is a director of National Media Corporation and Systems & Computer Technology Corporation.

(8) Mr. Ford is a director of Stifel Financial Corporation and D&K Wholesale Drug, Inc.

(9) Mr. Johnson served as the President and Chief Executive Officer of Pioneer Metal Finishing, a division of Safeguard, from 1978 until October 1994, when he assumed the position of Chairman of the Board and Chief Executive Officer. Mr. Johnson is a director of Coherent Communications Systems Corporation, Ault, Inc., First Bank Systems, Inc., Safeguard, and Tennant Company. Mr. Johnson was the Chairman of the Ninth District Federal Reserve Bank from 1991 to 1993 and was the 1993 Chairman of the Federal Reserve Board Conference of Chairmen.

(10) From May 1995 through March 1996, Mr. Loewenberg served as Executive Vice President and Chief Administrative Officer of Connecticut Mutual, a life insurance company. Prior to joining Connecticut Mutual, Mr. Loewenberg served as Senior Vice President of Aetna Life and Casualty, a multi-line insurer, from March 1989 to May 1995. For the first five years, he was Chief Executive Officer of Aetna Information Technology, the information systems company of Aetna. Subsequently, he became Senior Vice President of Aetna Health Plans, the managed care operations of Aetna. Mr. Loewenberg is a director of Sanchez Computer Associates, Inc. and Diamond Technology Partners Incorporated.

(11) Mr. Musser is Chairman of the Board of Cambridge Technology Partners (Massachusetts), Inc., a director of Coherent Communications Systems Corporation and National Media Corporation, and a trustee of Brandywine Realty Trust. Mr. Musser also serves on a variety of civic, educational and charitable Boards of Directors including The Franklin Institute and the Board of Overseers of The Wharton School of the University of Pennsylvania and serves as Vice President/Development, Cradle Liberty Council, Boy Scouts of America, as Vice Chairman of The Eastern Technology Council, and as Chairman of the Pennsylvania Council on Economic Education.

(12) Mr. Patrone served as President and Chief Executive Officer of Paper Corporation of America, a distributor of paper products, from 1988 until his retirement in 1991. Mr. Patrone is a director of Primesource Corporation and Nocopi, Inc.


DIRECTORS' COMPENSATION

         Directors are elected annually and hold office until their successors are elected and have qualified or until their earlier resignation or removal. In 1996, each director who was not an employee or consultant of the Company, its subsidiaries or Safeguard, received an annual cash retainer of $6,000, payable quarterly in arrears, and $1,200 for each Board meeting attended, payable quarterly in arrears. Directors also were reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings or other Company business.

         Non-employee directors are initially granted 10,000 shares upon election to the board, with subsequent service grants awarded in accordance with formulas based on years of service. Options are granted with an exercise price equal to the market price of the Company's Common Stock on the date of grant, vest 25% each year commencing on the first anniversary of the grant date, and expire after 10 years. Pursuant to this formula, in May 1996, Messrs. Emmi, Ford and Patrone each received an option to purchase 2,000 shares of Common Stock of the Company at an exercise price of $12.50 per share. The Company also granted to Mr. Loewenberg an option to purchase 15,000 shares of Common Stock of the Company in June 1996 at an exercise price of $10.75 per share in connection with consulting services rendered by Mr. Loewenberg to the Company. Mr. Loewenberg's option vests 25% each year commencing on the first anniversary of the grant date and has a term of 10 years.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         The Board held five meetings in 1996. The Company's Board has appointed standing Compensation, Executive and Audit Committees. The Compensation Committee reviews and approves management's recommendations for compensation levels, including incentive compensation for all executive officers, and administers the Company's stock option plans. The Compensation Committee met four times during 1996. The Executive Committee, which met twice during 1996, is authorized to act upon all matters with respect to the management of the business and affairs of the Company, except that its authority to authorize and approve transactions is limited to up to $5 million in the aggregate between meetings of the Board. The Audit Committee recommends the firm to be appointed as independent certified public accountants to audit the Company's financial statements, discusses the scope and results of the audit with the independent certified public accountants, reviews with management and the independent certified public accountants the Company's interim and year-end operating results, considers the adequacy of the internal accounting controls and audit procedures of the Company, and reviews the non-audit services to be performed by the independent certified public accountants. The Audit Committee met three times during 1996. The Company does not have a Nominating Committee or any committee performing similar functions. All of the directors attended at least 75% of the total number of meetings of the Board and Committees of which they were members during the period in which they served as a director, with the exception of Mr. Ford, who attended 64% of the total number of meetings of the Board and Committees of which he was a member.


                   REPORT OF THE BOARD COMPENSATION COMMITTEE

         The Compensation Committee of the Board (the "Compensation Committee") reviews and approves compensation levels recommended by management, including incentive compensation, for the executives of the Company, and administers the Company's stock option plans. Messrs. Ford, Lubert and Musser currently constitute the Compensation Committee; however, Mr. Lubert has declined to stand for reelection as a director and consequently will not continue service on the Compensation Committee after the Annual Meeting.

EXECUTIVE COMPENSATION POLICIES

         The Company is in a highly competitive industry. In order to succeed, the Company believes that it must be able to attract and retain outstanding executives, promote among them the economic benefits of stock ownership in the Company and motivate and reward executives who, by their industry, loyalty and exceptional service, make contributions of special importance to the success of the business of the Company. The Company has structured its executive compensation program to support the strategic goals and objectives of the Company.

         Base compensation levels and benefits are initially established for new executives on the basis of a combination of factors, including a review of various published industry salary surveys, which include many (but not necessarily all) of the companies included in the Company's peer group in the Stock Performance Graph which follows, and certain subjective factors, including reference to experience and achievements of the individual and the level of responsibility to be assumed in the Company. Any salary increases that are approved by the Compensation Committee are generally awarded at year-end based on a review of the level of achievement of financial and strategic objectives as defined in the Company's annual strategic plan and individual performance and contributions to the achievement of the Company's objectives. Annual cash bonuses are intended to create an incentive for executives who significantly contribute to and influence the Company's strategic plans and are responsible for the Company's performance. The aims are to focus executives' attention on areas such as profitability and asset management, to encourage teamwork and to tie executive pay to corporate performance goals that are consistent with the long-term goals of stockholders and other investors. Bonuses are awarded based on the achievement of annual financial and strategic goals as approved by the Compensation Committee at the beginning of each year, which goals may include a target range of pretax earnings, earnings per share, return on equity, or some other objective measurement that is consistent with long-term stockholder goals. The Compensation Committee approves a target range for specific financial and/or strategic goals and a range of potential bonus amounts for each executive, stated as a percentage of base salary. Ranges of potential bonuses are determined based upon the executive's ability to impact the Company's performance, and actual bonuses are awarded at year-end based on the actual achievement level of the specified corporate goals compared to the target range of achievement. For fiscal 1996, the Compensation Committee determined that bonuses would be awarded based solely upon a target range of annual pretax earnings as a percentage of revenue.

         Grants of Company stock options are intended to align the interests of executives and key employees with the long-term interests of the Company's stockholders and other investors and to encourage executives and key employees to remain in the Company's employ. Grants are not made in every year, but are awarded subjectively based on a number of factors, including the individual's level of responsibility, the amount and term of options already held by the individual, the individual's contributions to the achievement of the Company's financial and strategic objectives as defined in the Company's annual plan and the Company's achievement of its financial and strategic objectives, which may include the goals described above, and developing strategic alliances, identifying and exploiting markets, expanding existing market share and penetration, expanding operating capabilities and improving net operating margins, productivity of sales representatives and return on equity.

COMPANY POLICY ON QUALIFYING COMPENSATION

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), provides that publicly held companies may not deduct in any taxable year compensation in excess of one million dollars paid to any of the individuals named in the Summary Compensation Table that is not "performance-based" as defined in section 162(m). In order for incentive compensation to qualify as "performance-based" compensation under section 162(m), the Compensation Committee's discretion to grant awards must be strictly limited. The Compensation Committee believes that the benefit to the Company of retaining the ability to exercise discretion under the Company's incentive compensation plans outweighs the limited risk of loss of tax deductions under section 162(m). Therefore, the Compensation Committee does not currently intend to seek to qualify its incentive compensation plans under section 162(m).

CEO COMPENSATION

         Mr. Anderson's base salary for 1996 was maintained at the same level as for 1995. Mr. Anderson was awarded a bonus for 1996 equal to approximately 91% of his target bonus. This decision was based on the Company achieving 1996 pretax earnings equal to 91% of the target.

OTHER EXECUTIVE COMPENSATION

         The Compensation Committee approved executive cash bonuses equal to approximately 91% of the target bonus amounts. These decisions were based on the Company's pretax earnings being equal to 91% of the target. There were no grants of options by the Compensation Committee under the Company's 1993 Stock Option Plan to the CEO or any of the other named executive officers in 1996.

By the Compensation Committee:


Warren V. Musser           Richard F. Ford           Ira M. Lubert

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth information concerning compensation paid during the last three fiscal years to the Chief Executive Officer, each of the other most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 in 1996, and one individual who resigned prior to December 31, 1996.

                                               Summary Compensation Table

--------------------------------------------------------------------------------------------------------------------
                                                                                         Long-Term
                                                  Annual Compensation                  Compensation
                                    ------------------------------------------------ ------------------
                                                                                          Awards
                                                                                     ------------------

                                                                                        Securities
                                                                     Other Annual       Underlying       All Other
   Name and Principal                                                Compensation       Options/SARS    Compensation
        Position            Year    Salary ($)(1)    Bonus ($)(2)       ($)(3)               (#)          ($)(4)

-------------------------------------------------------------------------------------------------------------------
Edward R. Anderson,           1996  $     310,000   $    360,907          --                --          $   2,673
President and Chief
Executive Officer             1995        310,000        416,020          --                --              3,750

                              1994        310,000        310,000    $   608,874           350,000           1,938
--------------------------------------------------------------------------------------------------------------------
Daniel F. Brown,              1996  $     290,000   $    306,368          --                --          $   2,519
Executive Vice
President, Sales              1995        245,000        298,900          --              150,000           3,750

                              1994        245,000        220,500          --                --              3,033
--------------------------------------------------------------------------------------------------------------------
Robert J. Boutin, Senior      1996  $     200,000   $    137,989          --                --          $   2,905
Vice President, Finance
and Chief Financial           1995        200,000        139,080          --              120,000           3,750
Officer (5)
                              1994        200,000        100,000          --               50,000           2,932
--------------------------------------------------------------------------------------------------------------------
James W. Dixon,               1996  $     258,334   $     21,000    $    29,815             --          $   3,496
Former Chairman of the
Board(6)                      1995        310,000        416,020        197,211           300,000           3,750

                              1994        310,000        310,000          --                --              3,143
-------------------------------------------------------------------------------------------------------------------

(1) Includes annual compensation that has been deferred by the named executives pursuant to the Company's 401(k) matched savings plan.

(2) Includes 1996 bonus paid in 1997 and a portion of the deferred bonus from 1995. Approximately 9% of the bonus earned for 1995 was deferred. Of this deferred amount, 50% was paid in February 1997 and 25% will be paid in each of February 1998 and 1999, subject to forfeiture in the event of termination of employment with the Company or its subsidiaries. Mr. Dixon's bonus represents 50% of the 1995 deferred bonus.

(3) The amount reported for Mr. Dixon includes, among other things, relocation expenses totaling $14,324. While other named executives enjoy certain perquisites, such perquisites did not exceed the lesser of $50,000 or 10% of such executive's salary and bonus.

(4) The stated amounts represent Company matching contributions made under its 401(k) matched savings plan.

(5) Mr. Boutin resigned as Senior Vice President, Finance and Chief Executive Officer in February 1997.

(6)      Mr. Dixon resigned as Chairman of the Company in March 1996.

STOCK OPTIONS

         There were no individual grants of stock options to the Company's Chief Executive Officer or any of the other named executive officers during the last fiscal year. The following table sets forth information with respect to (i) options exercised during fiscal year 1996 and (ii) the number of unexercised options and the value of unexercised in-the-money options at December 31, 1996.

                              Aggregated Option/SAR Exercises in Last Fiscal Year
                                       and Fiscal Year End Option/SAR Values

---------------------------------------------------------------------------------------------------------------------

                                                            Number of Securities
                                                           Underlying Unexercised          Value Of Unexercised
                            Shares                              Options/SARs           In-the-Money Options/SARs at
                          Acquired on                       at Fiscal Year-End (#)         Fiscal Year-End ($)(1)
                            Exercise       Value
          Name                (#)        Realized($)      Exercisable Unexercisable     Exercisable   Unexercisable

 --------------------------------------------------------------------------------------------------------------------
 Edward R. Anderson            --             --              465,000        310,000   $  3,545,625   $  2,363,750
 --------------------------------------------------------------------------------------------------------------------
 Daniel F. Brown               --             --              630,000        120,000      5,810,500        870,000
 --------------------------------------------------------------------------------------------------------------------
 Robert J. Boutin             24,000    $    161,750          114,000        146,000        980,750      1,064,750
 --------------------------------------------------------------------------------------------------------------------
 James W. Dixon              266,571    $  2,213,890           91,680         60,000        665,182        435,000
 --------------------------------------------------------------------------------------------------------------------

(1)      The value of unexercised in-the-money options is calculated based upon
         (i) the fair market value of the stock at December 31, 1996, less the option exercise price, multiplied by (ii) the number of shares subject to an option. On December 31, 1996, the fair market value was $10.75. This table is presented solely for the purpose of complying with Securities and Exchange Commission rules and does not necessarily reflect the amounts the optionees will actually receive upon any sale of the shares acquired upon the exercise of the options.


               EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                       AND CHANGE-IN-CONTROL ARRANGEMENT.

         In 1991, the Company entered into an employment agreement with Daniel
F. Brown providing for his employment through March 1, 1996 as an officer of the Company at a minimum annual base salary of $185,000. The agreement provided for Mr. Brown's participation in management bonuses, required the Company to obtain a term life insurance policy in the amount of $185,000 payable to Mr. Brown's designated beneficiary, and afforded him other standard benefits awarded to other senior management. This employment agreement terminated by its terms on March 1, 1996 and has not been renewed by the Company.

         In 1996, the Company accepted the resignation of Mr. Dixon and entered into an agreement providing for the continuance of one-half his base salary through May 1997, subject to certain conditions. In addition, the Company accelerated the vesting of 60,000 stock options with an exercise price of $3.50. Pursuant to this agreement, Mr. Dixon agreed to refrain from competing with the Company until March 1, 1998.

         In 1997, the Company accepted the resignation of Mr. Boutin and entered into an agreement providing for the continuance of his base salary through November 1997, subject to certain conditions. The Company also agreed to pay Mr. Boutin the remaining bonus deferred from 1995 of $7,500 plus interest and to assist with outplacement costs. In addition, the Company accelerated the vesting of an aggregate of 44,000 stock options to purchase shares of Company Common Stock with exercise prices ranging from $2.25 per share to $4.125 per share and 6,000 stock options to purchase shares of common stock of ClientLink with an exercise price of $.75 per share.

                             STOCK PERFORMANCE GRAPH

         The following chart compares the cumulative total stockholder return on the Company's Common Stock for the period December 31, 1991 through December 31, 1996 with the cumulative total return on the Nasdaq Index and the cumulative total return for a peer group index for the same period. The peer group consists of SIC Code 5045--Computer, Peripheral Equipment and Software Wholesalers. The comparison assumes that $100 was invested on December 31, 1991 in the Company's Common Stock and in each of the comparison indices, and assumes reinvestment of dividends. The Company has historically reinvested earnings in the growth of its business and has not paid cash dividends on its Common Stock.

                                [GRAPHIC OMITTED]

            1991         1992        1993        1994         1995        1996
CompuCom      100           97         180         139          422         478
NASDAQ        100          116         134         131          185         227
Peer Group    100          113         182         117          153         206

                              CERTAIN TRANSACTIONS

         In August 1994, Mr. Anderson delivered to the Company in payment of the purchase price of 350,000 shares of Common Stock of the Company that he acquired upon exercise of stock options, a full recourse four-year promissory note in the amount of $1,181,250 which is secured by a pledge of the 350,000 shares. Interest on the note accrues at the rate of 6% per annum and became payable annually beginning January 1, 1996. Mr. Anderson made interest payments of $100,584 and $65,050 in 1996 and 1997, respectively. In 1996, Mr. Anderson undertook to renegotiate the terms of the note, and in February 1997, delivered to the Company a new note in the amount of $1,181,250 which extended the payment of the principal to February 1999. In March 1997, Mr. Anderson delivered $281,250 as a payment against principal, and the Company released 83,333 of the shares that secured the note.

         In November 1994, the Company provided Mr. Dixon with a loan of $210,000 evidenced by a promissory note and secured by a lien on Mr. Dixon's home in Dallas, Texas. The promissory note bears interest at the prime rate. The remaining unpaid principal balance of $70,000 together with accrued interest of approximately $4,600 was paid by Mr. Dixon in 1997.

         In October 1994, the Company provided Mr. Dixon with a bridge loan of $217,000 in connection with his relocation from Georgia to Texas. This loan was evidenced by a promissory note which bears interest at 1% in excess of the prime rate and is secured by a second mortgage on his Georgia residence. The principal was repaid in two installments during the first half of 1995, and the accrued interest of approximately $6,200 was repaid in 1997.

         In July 1995, Mr. Dixon purchased from the Company 150,000 shares of common stock of ClientLink, Inc. at a cost of $.75 per share. The purchase price, which was based upon a third-party valuation, was paid by delivery of a $112,500 full recourse promissory note with a five-year term and is secured by a pledge of the 150,000 shares as collateral. The note bears interest at the rate of 8% per annum. Interest will accrue and be due and payable on July 15th of each year, commencing in 1996. In connection with Mr. Dixon's resignation, the Company amended the terms of the note such that principal on the note is due on May 31, 1997.

         The Company and Safeguard are parties to an Administrative Services Agreement pursuant to which Safeguard provides the Company with administrative support services for an annual fee equal to 1/4 of 1% of the Company's net sales, up to a maximum annual fee of $600,000, and the reimbursement of certain out-of-pocket expenses incurred by Safeguard in performing services under the agreement. The administrative support services include consultation regarding the Company's general management, investor relations, financial management, certain legal services, insurance programs administration, and tax research and planning. The annual administrative services fee does not cover extraordinary services provided by Safeguard to the Company or services that are contracted out. The agreement is subject to termination by the Company or Safeguard upon notice no later than 90 days prior to the end of any fiscal year. The Company expensed $600,000 during 1996 for these services.


         II. PROPOSAL TO APPROVE AMENDMENT TO THE 1993 STOCK OPTION PLAN

         THE BOARD BELIEVES THAT THE FOLLOWING PROPOSAL TO AMEND THE 1993 STOCK OPTION PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

BACKGROUND

         At the Annual Meeting, the stockholders will be asked to approve an amendment to the Company's 1993 Stock Option Plan which was adopted by the Board, subject to stockholder approval, in February 1997. The 1993 Stock Option Plan, as proposed to be amended, is hereinafter referred to as the "1993 Plan."

PROPOSED AMENDMENT TO THE 1993 PLAN

         The proposed amendment to the 1993 Plan authorizes an increase in the number of shares of Common Stock that may be issued upon exercise of options granted or to be granted under the 1993 Plan by 1,000,000 shares of Common Stock, from 4,750,000 to 5,750,000 shares of Common Stock in the aggregate. As of the Record Date, after giving effect to the proposed increase in shares, there were 5,016,229 shares of Common Stock reserved for issuance upon the exercise of options under the 1993 Plan. Of the shares reserved for issuance, 3,012,979 are subject to outstanding options and 2,003,250 remain available for future grant. The closing price of the Company's Common Stock on the Nasdaq National Market on the Record Date was $6.00 per share.

         The Board believes that additional shares should be made available under the 1993 Plan for the granting of options in order to enable the Company to recruit and retain capable officers and employees. In February 1997, approximately 1,000,000 shares remained available for the granting of options under the 1993 Plan. The newly authorized shares would be available for the granting of options to existing and future employees from time to time. The Company has no plans to make any material awards or allocations of options to officers or employees of the Company at this time.

         We direct your attention to Appendix A of this Proxy Statement, incorporated herein by reference, which contains a description of the material features of the 1993 Plan.

APPROVAL BY STOCKHOLDERS

         Approval of the adoption of the amendment to the 1993 Plan requires the affirmative vote of a majority of the votes cast at a meeting at which a quorum representing a majority of all outstanding voting stock of the Company is present, either in person or by proxy, and voting on the 1993 Plan. If not so approved, then the aggregate number of shares of Common Stock that are subject to options granted under the 1993 Plan will not exceed 4,750,000 shares of Common Stock.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         Since 1987, the Company has retained KPMG Peat Marwick LLP as its independent public accountants, and it intends to retain KPMG Peat Marwick LLP for the current year ending December 31, 1997. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting, will have an opportunity at the meeting to make a statement if they desire to do so, and will be available to respond to appropriate questions.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities ("10% Stockholders") to file reports of ownership and changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission ("SEC"). Officers, directors and 10% Stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms which they file. Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that no other reports were required for those persons, the Company believes that during the period from January 1, 1996 to December 31, 1996, all Section 16(a) filing requirements applicable to its officers, directors and 10% Stockholders were complied with, except for three transactions reported late by Mr. Brown and one transaction reported late by Mr. Loewenberg.


                                  OTHER MATTERS

         The Company is not aware of any other business to be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting, however, the enclosed Proxy confers discretionary authority with respect thereto.

         The Company's Annual Report for 1996, including financial statements and other information with respect to the Company and its subsidiaries, is being mailed simultaneously to the stockholders but is not to be regarded as proxy solicitation material.


Dated: April 9, 1997

                                   APPENDIX A
                             1993 STOCK OPTION PLAN

BACKGROUND AND PROPOSED AMENDMENTS

         As set forth in Proposal II of this Proxy Statement, subject to approval by the Company's stockholders at the Annual Meeting, the Board has adopted an amendment to the 1993 Stock Option Plan, effective as of February 1997, increasing the number of shares of Common Stock authorized for issuance upon exercise of options granted or to be granted under the 1993 Stock Option Plan by 1,000,000 shares, from 4,750,000 shares to 5,750,000 shares in the aggregate. The 1993 Stock Option Plan, as proposed to be amended, is herein referred to as the "1993 Plan." The following description of the 1993 Plan is intended merely as a summary of the principal features of the 1993 Plan.

PURPOSE OF THE 1993 PLAN

         The purpose of the 1993 Plan is to provide additional incentive to employees, non-employee directors and independent consultants and advisors of the Company and its subsidiaries and to increase their proprietary interest in the success of the enterprise to the benefit of the Company and its stockholders.

SHARES SUBJECT TO THE 1993 PLAN

         Subject to the adjustment provisions discussed below, the maximum number of shares of Common Stock that may be issued under the 1993 Plan is 5,750,000. Such shares may be authorized but unissued shares of Common Stock or previously issued but reacquired shares of Common Stock. Shares subject to options that remain unexercised upon expiration, exchange of existing options, or earlier termination of such options will again become available for issuance in connection with stock options awarded under the 1993 Plan.

ADMINISTRATION

         The 1993 Plan is administered by the Compensation Committee, which currently is composed of Directors Ford, Lubert and Musser. Mr. Lubert has declined to stand for reelection as a director; consequently, he will not continue service on the Compensation Committee after the Annual Meeting. The Compensation Committee has the authority to interpret the 1993 Plan; to establish appropriate rules and regulations for the proper administration of the 1993 Plan; to select the persons to whom options should be granted; to determine the number of shares to be covered by such options, the times and dates at which such options shall be granted, and whether the options shall be incentive stock options ("ISOs") or nonqualified stock options ("NQSOs"); and generally to administer the 1993 Plan.

ELIGIBILITY

         Employees (including any directors who are also employees), non-employee directors, and independent consultants and advisors of the Company or of any subsidiary who are significant contributors to the business of the Company and its subsidiaries are eligible to participate in the 1993 Plan. On the Record Date, there were approximately 300 persons considered eligible to participate in the 1993 Plan.

STOCK OPTIONS

         The 1993 Plan requires that each optionee enter into a stock option agreement with the Company that incorporates the terms of the option and such other terms, conditions and restrictions, not inconsistent with the 1993 Plan, as the Compensation Committee may determine.

The maximum aggregate number of shares of stock that shall be subject to options granted under the Plan to any optionee shall not exceed 2,500,000 shares.

         The option price will be determined by the Compensation Committee, but may not, with respect to ISOs, be less than the greater of 100% of the fair market value of the optioned shares of Common Stock or the par value thereof on the date of grant. If the grantee of an ISO under the 1993 Plan owns more than 10% of the total combined voting power of all shares of stock of the Company or of any parent or subsidiary of the Company, the option price cannot be less than 110% of the fair market value at the date of grant and the term of such option cannot be more than five years.

         The term of any other option granted under the 1993 Plan may not exceed 10 years. Options will become exercisable in such installments and on such dates as the Compensation Committee may specify. The Compensation Committee may accelerate the exercise date of any outstanding options, in its discretion, if it deems such acceleration desirable. Any option held by an individual who dies while employed by or in the service of the Company or any subsidiary, or whose employment or service with the Company and all subsidiaries is terminated, prior to the expiration date of such option, will remain exercisable by the optionee or his personal representative for a period of time following such individual's termination of employment or service with the Company or death as provided for in the 1993 Plan and the applicable option agreement, provided, however, that in the event of termination of employment or service for cause, the Compensation Committee, in its discretion, may terminate all Options held by an optionee at the date of termination and may require the optionee to forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates upon refund by the Company of the exercise price paid by the optionee for such shares. Options are generally not transferable, except at death, provided, however, that the Compensation Committee, in its discretion, may permit the transfer of NQSOs pursuant to a domestic relations order or to family members or other persons or entities on such terms as the Compensation Committee may determine.

         The 1993 Plan provides that the aggregate fair market value (determined as of the time the ISO is granted) of the shares with respect to which ISOs are exercisable for the first time by an optionee during any calendar year under the 1993 Plan and any other ISO plan of the Company, or any parent or subsidiary of the Company, cannot exceed $100,000.

         The option price is payable (i) in cash or its equivalent; (ii) in shares of Common Stock of the Company previously acquired by the optionee, provided that if such shares were acquired through exercise of an ISO, such shares have been held by the optionee for a period of not less than the holding period described in section 422(a)(1) of the Code on the date of exercise, and that, in any case, such shares have been held by the optionee for the requisite period of time necessary to avoid a charge to the Company's earnings for financial reporting purposes and adverse accounting consequences to the Company with respect to the option, and provided further that each optionee may use the procedure described in this clause (ii) only once during any six-month period;
(iii) in any combination of (i) and (ii) above; or (iv) by delivering a properly executed notice of exercise of the option to the Company and a broker, with irrevocable instructions to the broker to promptly sell the underlying shares of Common Stock and deliver to the Company the amount of sale proceeds necessary to pay the exercise price of the option. The Compensation Committee also may elect to (i) loan an optionee an amount not in excess of the exercise price of the shares subject to the option and any taxes due upon exercise of the option upon delivery by the optionee of a promissory note for the loan and delivery of the option shares as collateral to secure the loan or (ii) cash-out all or part of the portion of the option to be exercised by paying optionee an amount, in cash or stock, equal to the excess of the fair market value of the stock over the exercise price on the effective date of such cash-out.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, MERGERS AND OTHER EVENTS

         The number of shares issuable under the 1993 Plan and upon the exercise of options outstanding thereunder, and the exercise price of such options, are subject to adjustment in the event of a stock split, stock dividend or similar change in the capitalization of the Company. In the event of a merger, consolidation or other specified corporate transaction, options will be assumed by the surviving or successor corporation, if any. However, in the event of such a corporate transaction, the 1993 Plan also authorizes the Compensation Committee to terminate options to the extent they are not exercised prior to consummation of such a transaction, and to accelerate the vesting of options so that they are immediately exercisable prior to the consummation of the transaction.

DURATION AND AMENDMENT OF THE 1993 PLAN

         The Board has the power, without the consent of the stockholders, to discontinue, amend or revise the terms of the 1993 Plan, provided, however, that the Board shall not amend the Plan without stockholder approval if such approval is required pursuant to the Code or the rules of any national securities exchange or over-the-counter market on which the Company's shares are then listed or included. The 1993 Plan will terminate on February 18, 2003 unless terminated earlier by the Board. No options may be granted after such termination, but options outstanding at the time of termination will remain exercisable in accordance with their terms.

FEDERAL INCOME TAX CONSEQUENCES

         Based on the advice of counsel, the Company believes that under the Code, and the regulations and rulings thereunder, all as in effect on the Record Date, the normal operation of the 1993 Plan should generally have the federal income tax consequences described below.

INCENTIVE STOCK OPTIONS

         ISOs under the 1993 Plan are afforded favorable federal income tax treatment under the Code. If an option is treated as an ISO, the optionee will recognize no income upon the grant of the option and will recognize no income upon the exercise of the option except to the extent provided by the alternative minimum tax rules.

         Upon an optionee's sale of the shares (assuming that the sale occurs no sooner than two years after grant of the option and one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain. Under current law, capital gain is fully included in gross income and is taxed at the same rate as ordinary income, to the extent such tax rate on capital gain does not exceed 28%. Any loss on such sale will be treated as capital loss and thus may be used to offset up to $3,000 per year ($1,500 in the case of a married individual filing separately) of ordinary income.

         If the optionee disposes of the shares prior to the expiration of the one-year and two-year holding periods, the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares. Any gain recognized on such a premature sale of the shares in excess of the amount treated as ordinary income will be characterized as long-term capital gain if the sale occurs more than one year after the exercise or as short-term capital gain if the sale is made earlier. If an option is treated as an ISO and the optionee does not sell the shares prior to the expiration of the one-year and two-year holding periods, the Company is not entitled to any federal income tax deduction with respect to the ISO.

NON-QUALIFIED STOCK OPTIONS

         All other options granted under the 1993 Plan are NQSOs and will not qualify for any special tax benefits to the optionee. Under present Treasury Regulations, the Company's stock options are not deemed to have a readily ascertainable value. Accordingly, an optionee will not recognize any taxable income at the time he or she is granted a NQSO. However, upon exercise of the option, the optionee will recognize ordinary income for federal income tax purposes in an amount generally measured as the excess of the then fair market value of the shares over the exercise price, which amount is subject to federal income tax withholding. Upon an optionee's sale of such shares, any difference between the sale price and the fair market value of such shares on the date of exercise will be treated as capital gain or loss and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year.

         The Company will be entitled to a tax deduction in the amount and at the time that an optionee recognizes ordinary income with respect to the option, but generally only if the Company withholds the required amounts under the Code. Any required withholding in connection with the exercise of stock options under the 1993 Plan may, with the consent of the Compensation Committee, be satisfied by the optionee surrendering to the Company a portion of the shares issued upon exercise of his option or by delivering to the Company other shares of Common Stock of the Company.

         The 1993 Plan is not qualified under Section 401 (a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended to date. The comments set forth in the above paragraphs are only a summary of certain of the federal income tax consequences relating to the 1993 Plan. No consideration has been given to the effects of state, local and other tax laws on the optionee or the Company. The summary also does not reflect the special tax rules applicable to optionees who could be subject to liability under Section 16(b) of the Securities Exchange Act of 1934.

                                                                        ____
                                                         Please mark   |    |
                                                         your votes as | X  |
                                                         indicated in  |____|
                                                         this example


The Board of Directors recommends a vote FOR proposals 1 and 2.
1. ELECTION OF DIRECTORS
   Nominees:
   Charles A. Root       Delbert W. Johnson          WITHHELD
   Edward R. Anderson    John D. Loewenberg    FOR    FOR ALL
   Daniel F. Brown       Warren V. Musser     [   ]    [   ]
   Donald R. Caldwell    Edward N. Patrone
   Michael J. Emmi
   Richard F. Ford
                                       To withhold authority to vote for
                                       any individual nominee while voting
                                       for the remainder, strike a line
                                       through the nominee's name in the
                                       list.

2. Amendment to 1993 Stock Option Plan       FOR     WITHHELD    ABSTAIN
                                            [   ]     [   ]       [   ]


SIGNATURE(S)                                                DATE:
            -----------------------------------------------      --------------
THIS PROXY MUST BE SIGNED EXACTLY AS NAME APPEARS HEREIN. Joint tenants must both sign. When signing as attorney, executor, administrator, trustee or guardian, or for a corporation or partnership, please give full title.

                             *FOLD AND DETACH HERE*


                         Your Proxy vote is important,
                  regardless of the number of shares you own.

            Whether or not you plan to attend the meeting in person, please complete, date and sign the above Proxy card and return it without delay in the enclosed envelope.

                               [GRAPHIC OMITTED]

PROXY

                             COMPUCOM SYSTEMS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I hereby constitute and appoint Edward R. Anderson and M. Lazane Smith, and each of them, my true and lawful agents and proxies with full power of substitution in each, to vote all shares held of record by me as specified on the reverse side and, in their discretion, on all other matters which may properly come before the 1997 Annual Meeting of Stockholders of CompuCom Systems, Inc. to be held on May 14, 1997, and at any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES TO THE BOARD OF DIRECTORS, FOR THE AMENDMENT TO THE 1993 STOCK OPTION PLAN, AND AS THE PROXIES MAY DETERMINE, IN THEIR DISCRETION, WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

       PLEASE MARK, SIGN AND DATE THE PROXY CARD ON THE REVERSE SIDE AND
                  RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

                             *FOLD AND DETACH HERE*

                             COMPUCOM SYSTEMS, INC.
                             1993 STOCK OPTION PLAN

         1. Purpose. The purpose of this Stock Option Plan (the "Plan") is to provide additional incentive, in the form of stock options which may be either incentive stock options or non-qualified stock options, to employees, (including employees who are also officers or directors), non-employee directors and Eligible Independent Contractors (as hereinafter defined) of CompuCom Systems, Inc., a Delaware corporation (the "Corporation"), and its subsidiaries whose judgment, initiative and efforts contribute significantly to the successful operation of the Corporation's business, and to increase their proprietary interest in the success of the enterprise to the benefit of the Corporation and its stockholders.

         2. Definitions. When used in this Plan, unless the context otherwise requires:

                  (a) "Board" shall mean the Board of Directors of the Corporation.

                  (b) "Cause" shall mean, except to the extent otherwise specified by the Committee, a finding by the Committee that the Optionee has breached his or her employment or service contract, non-competition agreement or other obligation with the Corporation, or has been engaged in disloyalty to the Corporation, including without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Corporation to persons not entitled to receive such information.

                  (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

                  (d) "Committee" shall mean the Committee designated by the Board to administer the Plan.

                  (e) "Eligible Independent Contractor" shall mean an independent consultant or advisor hired by the Corporation to provide bona fide services for the Corporation that are not in connection with the offer or sale of securities in a capital-raising transaction.

                  (f) "Employed by the Corporation" shall mean employment as an employee or Eligible Independent Contractor or member of the Board so that for purposes of exercising Stock Options, an Optionee shall not be considered to have terminated employment until the Optionee ceases to be an employee, Eligible

Independent Contractor or member of the Board; provided, however, that the Committee may determine otherwise as may be specified in an individual Optionee's Grant Letter.

                  (g) "ISO" shall mean a stock option which, at the time such option is granted, qualifies as an incentive stock option, as defined in Section 422 of the Code.

                  (h) "NQSO" shall mean a stock option which, at the time such option is granted, does not qualify as an ISO as defined in the Code.

                  (i) "Optionee" shall mean an employee, non-employee director or Eligible Independent Contractor to whom an award is granted pursuant to the Plan.

                  (j) "Options" shall mean all ISOs and NQSOs which from time to time may be granted under this Plan.

                  (k) "Share" shall mean a share of the common stock, $.01 par value, of the Corporation.

                  (l) "Parent" shall mean any corporate parent of the Corporation, as defined in Section 424(e) of the Code.

                  (m) "Plan" shall mean the CompuCom Systems, Inc. 1993 Stock Option Plan, as amended from time to time.

                  (n) "Subsidiary" shall mean any corporate subsidiary of the Corporation, as defined in Section 424(f) of the Code.

         3. Administration. The Plan shall be administered by a Committee of the Board of Directors, which shall consist of not less than two members of the Board of the Corporation, who shall be appointed by, and shall serve at the pleasure of, the Board. Each member of such Committee, while serving as such, shall be deemed to be acting in his capacity as a director of the Corporation.

                  The Committee shall have full authority, subject to the terms of the Plan, to select the persons to whom ISOs or NQSOs may be granted under the Plan, to grant Options on behalf of the Corporation, and to set the number of Shares to be covered by such Options, the times and dates at which such Options shall be granted and exercisable and the other terms of such Options. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Corporation, its stockholders and all employees, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

                  No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it. Nothing herein shall be deemed to expand the personal liability of a member of the Board or Committee beyond that which may arise under any applicable standards set forth in the Corporation's by-laws and Delaware law, nor shall anything herein limit any rights to indemnification or advancement of expenses to which any member of the Board or the Committee may be entitled under any by-law, agreement, vote of the stockholders or directors, or otherwise.

         4. Eligibility. The class of persons who shall be eligible to receive Options under the Plan shall be the employees (including any employees who are also officers or directors ), non-employee directors and Eligible Independent Contractors of the Corporation or of any Subsidiary. More than one Option may be granted to an Optionee under the Plan.

                  The Committee may require that the exercise of the Option shall be subject to the satisfaction of conditions relating to the Optionee's position and duties with the Corporation and the performance thereof.

         5. Amount of Stock. The stock to be offered for purchase pursuant to Options granted under this Plan shall be treasury or authorized but unissued Shares, and the total number of such Shares which may be issued pursuant to Options under this Plan shall not exceed 5,750,000 Shares, subject to adjustment as provided in Section 16 hereof. The maximum aggregate number of shares of Stock that shall be subject to Options granted under the Plan to any Optionee shall not exceed 2,500,000. If any unexercised Options are exchanged for new Options, lapse or terminate for any reason, the Shares covered thereby may again be optioned.

         6. Stock Option Agreement. Each Option granted under this Plan shall be evidenced by an appropriate stock option agreement ("Agreement"), which Agreement shall expressly specify whether such Option is an ISO or NQSO and shall be executed by the Corporation and by the Optionee. The Agreement shall contain such terms and provisions, not inconsistent with the Plan, as shall be determined by the Committee. Such terms and provisions may vary between Optionees or as to the same Optionee to whom more than one Option may be granted.

         7. Option Price. The exercise price under each Option granted hereunder shall be determined by the Committee in its discretion, provided, however, that the exercise price of an ISO shall in no event be less than an amount equal to the fair market value of the Shares subject to the ISO on the date of grant.

         8. Ten Percent Stockholders. If an Optionee owns more than ten percent of the total combined voting power of all shares of stock of the Corporation or of a Parent or Subsidiary at the time an ISO is granted to him, the Option price for the ISO shall be not less than 110% of the fair market value of the Shares subject to the ISO on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five years from the date the ISO is granted. The conditions set forth in this Section 8 shall not apply to the grant of NQSOs.

         9. Term and Exercise of Option.

                  (a) Term. Each Option shall expire on such date as may be determined by the Committee with respect to such Option, but in no event shall any Option expire more than ten years from the date it is granted. The date on which an Option shall be granted shall be the date of the Committee's authorization of the Option or such later date as may be determined by the Committee at the time the Option is authorized.

                  (b) Exercise. Options shall be exercisable in such installments and on such dates, and/or upon the occurrence of such events, as the Committee may specify. The Committee may accelerate the exercise date of any outstanding Options, in its discretion, if it deems such acceleration to be desirable. Except as provided in Section 11, no Option shall be exercised unless at the time of such exercise the Optionee is then employed by the Corporation or any Subsidiary. Exercisable Options may be exercised, in whole or in part, from time to time, by giving written notice of exercise to the Corporation at its principal office, specifying the number of Shares to be purchased and accompanied by payment in full of the aggregate Option price for such Shares. Only full Shares shall be issued under the Plan, and any fractional Share which might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

                  (c) Payment of Option Price. The Option price shall be payable
(i) in cash or its equivalent; (ii) in the discretion of the Committee, in Shares previously acquired by the Optionee (including Shares acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate), provided that, if such Shares were acquired through exercise of an ISO, such Shares have been held by the Optionee for a period of not less than the holding period described in section 422(a)(1) of the Code on the date of exercise, and that, in any case, such Shares have been held by the Optionee for the requisite period of time necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and adverse accounting consequences to the Company with respect to the Option; (iii) in the discretion of the Committee, in any combination of (i) and (ii) above; or (iv) in the discretion of the Committee, by delivering a properly executed notice of exercise of the Option to the Corporation and a broker, with irrevocable instructions to the broker to deliver to the Corporation on the settlement date the amount of sale proceeds necessary to pay the exercise price of the Option.

                  If the applicable Agreement so provides, at the request of the Optionee, the Corporation shall loan the Optionee, upon exercise of an Option, an amount not in excess of the sum of (i) 100% of the exercise price of the Shares subject to that portion of the Option being exercised and (ii) any taxes due upon exercise of said portion of the Option. The Optionee shall furnish to the Corporation the Optionee's personal, negotiable promissory note for the loan, bearing interest at a rate prescribed by the Committee (but not less than the lowest rate which will avoid imputation of interest under section 7872 of the Code) and including such other terms as the Committee shall prescribe. Any amounts outstanding under the note shall become due and payable in full upon the termination of the Optionee's employment by the Corporation or any subsidiary. The Optionee shall deliver the optioned Shares, endorsed in blank, to the Corporation, to be pledged to, and held by, the Corporation, as collateral to secure the loan. The Optionee shall remain personally liable to the Corporation or the Corporation's transferee for the repayment of said note. When the entire amount of the loan is repaid in cash or its equivalent, the Corporation shall deliver all certificates for Shares for which payment in full has been made to the Optionee.

                  (d) Cash-Out Option. On receipt of a written notice to exercise, the Committee may, in its sole discretion, elect to cash-out all or part of the portion of the Option(s) to be exercised by paying the Optionee an amount, in cash or Shares, equal to the excess of the fair market value of the Shares over the exercise price (the "Spread Value") on the effective date of such cash-out.

                  (e) Replacement Options. The Committee may, in its sole discretion and at the time of the original option grant, authorize the Optionee to receive automatically replacement Options pursuant to this part of the Plan. Any such replacement Option shall be granted upon such terms and subject to such conditions and limitations as the Committee may deem appropriate. Any replacement Option shall cover a number of shares determined by the Committee, but in no event more than the number of shares of the original Option exercised. The per share exercise price of any replacement Option shall equal the then current Fair

Market Value of a Share, and shall have a term as determined by the Committee at the time of grant of the original Option.

                  The Committee shall have the right, and may reserve the right in any Option grant, in its sole discretion and at any time, to discontinue the automatic grant of replacement Options if it determines the continuance of such grants to no longer be in the best interest of the Corporation.

         10. Maximum Value of ISOs. The aggregate fair market value of the Shares, determined as of the date of grant, with respect to which ISOs first become exercisable during any calendar year by an Optionee (under this Plan and any other plan of the Corporation or any Parent or Subsidiary) shall not exceed $100,000.

         11. Termination of Employment.

                  (a) Except as set forth below, in the event of termination (voluntary or involuntary) for any reason of an Optionee's employment by the Corporation or any subsidiary, all Options granted hereunder to such Optionee, to the extent exercisable on the date of termination, or to any greater extent permitted by the Committee, may be exercised by the Optionee at any time within three months after the date of such termination, provided, however, that in no event shall any Option be exercisable after the expiration of its term.

                  (b) If, however, the termination of employment is due to disability (as defined in Section 22(e)(3) of the Code), the Optionee shall have the privilege of exercising the unexercised Option to the extent such Option was exercisable on the date of such termination due to disability, or to any greater extent permitted by the Committee, within one year of such date, provided, however, that in no event shall any Option be exercisable after the expiration of its term.

                  (c) If, however, the Optionee dies within three months of termination of employment or the termination of employment is due to the death of the Optionee while in the employ of the Corporation or a subsidiary, the estate of the holder or the person or persons who acquired the right to exercise such Option by bequest or inheritance, shall have the privilege of exercising the unexercised Option to the extent such Option was exercisable on the date of such termination, or to any greater extent permitted by the Committee, within one year of the earlier of the date of termination or the date of death, but in no event shall any Option be exercisable after the expiration of its term.

                  (d) If, however, the Corporation terminates the employment of the Optionee for Cause, any Option held by such Optionee shall terminate as of the date the Optionee ceases to be employed by the Corporation, and the Optionee shall automatically forfeit all Shares underlying any exercised portion of an Option for which the Corporation has not yet delivered the share certificates upon refund by the Corporation of the exercise price paid by the Optionee for such Shares.

                  (e) Notwithstanding the provisions of subparagraphs 11(a), 11(b) and 11(c) above, the Committee may determine with respect to any NQSO that such NQSO shall terminate at a time later than the expiration of such three-month or one-year periods, as set forth in the Agreement.

         12. Withholding and Use of Shares to Satisfy Tax Obligations.

                  (a) Required Withholding. The obligation of the Corporation to deliver Shares upon the exercise of any Option shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Corporation may require the Optionee or other person receiving such Shares to pay to the Corporation the amount of any such taxes that the Corporation is required to withhold with respect to such Options, or the Corporation may deduct from other wages paid by the Corporation the amount of any withholding taxes due with respect to such Options.

                  (b) Election to Withhold Shares. If the Committee so permits, an Optionee may elect to satisfy the Corporation's income tax withholding obligation with respect to an Option by having shares withheld up to an amount that does not exceed the Grantee's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

         13. Non-Assignability. Each Option granted under the Plan shall be non-transferable by the Optionee except by will or the laws of descent and distribution, and each Option shall be exercisable during the Optionee's lifetime only by him. Notwithstanding the foregoing, the Committee may provide, at or after grant, that an Optionee may transfer NQSOs pursuant to a domestic relations order or to family members or other persons or entities on such terms as the Committee may determine.

         14. Issuance of Shares and Compliance with Securities Acts. Within a reasonable time after exercise of an Option, the Corporation shall cause to be delivered to the Optionee a certificate for the Shares purchased pursuant to the exercise of the Option. At the time of any exercise of any Option, the Corporation may, if it shall deem it necessary and desirable for any reason connected with any law or regulation of any governmental authority relative to the regulation of securities, require the Optionee to represent in writing to the Corporation that it is his then intention to acquire the Shares for investment and not with a view to distribution thereof and that such Optionee will not dispose of such Shares in any manner that would involve a violation of applicable securities laws. In such event, no Shares shall be issued to such holder unless and until the Corporation is satisfied with such representation. Certificates for Shares issued pursuant to the exercise of Options may bear an appropriate securities law legend.

         15. Rights as a Stockholder. An Optionee shall have no rights as a stockholder with respect to Shares covered by his Option until the date of the issuance or transfer of the Shares to him and only after the exercise price for such Shares is fully paid either in cash, by the withholding or delivery of Shares, or by the delivery of a promissory note pursuant to Section 9 hereof. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance or transfer.

         16. Stock Adjustments. In the event of a reorganization, recapitalization, change of shares, stock split, or spinoff, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Corporation, the Committee shall make such adjustment as it, in its sole discretion, deems appropriate in the number and kind of shares authorized by the Plan, in the number and kind of shares covered by grants made under the Plan or in the purchase prices of outstanding Options, and such adjustments shall be effective and binding on the Optionee and the Corporation for all purposes of the Plan, provided, however, that no such adjustments shall be made to any ISO without the Optionee's consent if such adjustment would cause such ISO to fail to qualify as such under Section 422 of the Code.

                  In the event of a corporate transaction (as that term is described in Section 424(a) of the Code and the Treasury Regulations issued thereunder as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), each outstanding Option shall be assumed by the surviving or successor corporation, provided, however, that in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Options if it determines that such termination is in the best interests of the Corporation. If the Committee decides to terminate outstanding Options, the Committee shall give each Optionee holding an Option to be terminated not less than seven days' notice prior to any such termination by reason of such a corporate transaction, and any such outstanding Option which is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to and including the date immediately preceding such termination. Notwithstanding the preceding sentence, as provided in Section 9 hereof, the Committee, in its discretion, may accelerate, in whole or in part, the date on which any or all Options become exercisable.

         17. Adoption by Board and Approval by Stockholders. This Plan becomes effective on February 18, 1993 (the date the Plan was adopted by the Board), provided, however, that if the Plan is not approved by a majority of the votes cast at a duly held meeting at which a quorum representing a majority of all outstanding voting stock of the Corporation is, either in person or by proxy, present and voting on the Plan, within 12 months after said date, the Plan and all Options granted hereunder shall be null and void and no additional Options shall be granted hereunder.

         18. Termination and Amendment of the Plan. Subject to the right of the Board to terminate the Plan prior thereto, the Plan shall terminate on, and no Options shall be granted hereunder after, February 18, 2003. The Board shall have the power at any time, in its discretion, to amend, abandon or terminate the Plan, in whole or in part, provided that no such action shall affect any Options theretofore granted and then outstanding under the Plan. Nothing contained in this Section 18, however, shall terminate or affect the continued existence of rights created under Options issued hereunder and outstanding on February 18, 2003, which by their terms extend beyond such date.

                  The Board may amend or terminate the Plan at any time or from time to time, but no amendment or termination shall be made which would impair the rights of an Optionee under an Option theretofore granted without the Optionee's consent; and provided, further that the Board shall not amend the Plan without stockholder approval if such approval is required pursuant to the Code or the rules of any national securities exchange or over-the-counter market on which the Corporation's Shares are then listed or included.

         19. Interpretation. A determination of the Committee as to any question which may arise with respect to the interpretation of the provisions of this Plan or any Options shall be final and conclusive, and nothing in this Plan, or in any regulation hereunder, shall be deemed to give any Optionee, his legal representatives, assigns or any other person any right to participate herein except to such extent, if any, as the Committee may have determined or approved pursuant to this Plan. The Committee may consult with legal counsel who may be counsel to the Corporation and shall not incur any liability for any action taken in good faith in reliance upon the advice of such counsel.

         20. Governing Law. With respect to any ISOs granted pursuant to the Plan and the Agreements thereunder, the Plan, such Agreements and any ISOs granted pursuant thereto shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Delaware shall govern the operation of, and the rights of Optionees under, the Plan, the Agreements and any Options granted thereunder.

         21. Rule 16b-3 Compliance. Unless an Optionee could otherwise transfer Shares issued hereunder without incurring liability under Section 16(b) of the Exchange Act, at least six months must elapse from the date of grant of an Option to the date of disposition of the Shares issued upon exercise of the Option.